PROMISSORY NOTE

$16,229,688.27 May 7, 2014

FOR VALUE RECEIVED, the undersigned, each a Delaware limited liability company, collectively as maker, having its principal place of business at c/o U.S. Advisor, as agent, 600 Trancas Street, Suite 200, Napa, California 94558, Attention: Kevin S. Fitzgerald (“Borrower”) promises to pay to the order of IRT UPREIT LENDER, LP, a Delaware limited partnership, as lender, having an address at c/o Independence Realty Operating Partnership, LP, Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104-2870 (together with its successors and assigns, collectively, “Lender”), or at such other place as may be designated in writing by the Lender under this Promissory Note (“Note”), the principal sum of SIXTEEN MILLION TWO HUNDRED TWENTY-NINE THOUSAND SIX HUNDRED EIGHTY-EIGHT and 27/100 Dollars ($16, 229, 688.27), with interest thereon at the Applicable Interest Rate, on demand.

Borrower further agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note and all other amounts due under this Note and the other Loan Documents, from time to time outstanding, at the rates and at the times specified herein, and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon and all other amounts due under this Note and the other Loan Documents shall be due and payable on the Maturity Date.

This Note is the Note referred to in the Mortgage (as hereinafter defined) and is entitled to the benefits thereof, and is secured as provided in the Mortgage.

1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning given to such term in the Mortgage.

“Accrual Period” means the period commencing on the first (1st) day of a calendar month and ending on the last day of such calendar month; provided that if this Note is dated as of any date other than the first day of a month, the first Accrual Period shall commence on the date hereof and shall end on the last day of the calendar month in which this Note is made.

“Applicable Interest Rate” shall mean 4.15%.

“Business Day” means any day other than a Saturday, Sunday or other day on which financial institutions are authorized to be closed under the laws of the State of New York.

“Maturity Date” shall mean June 1, 2024.

“Monthly Payment Date” shall mean the first (1st) day of each calendar month prior to the Maturity Date commencing on July 1, 2014.

“Mortgage” means and refers to that certain Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing made by Borrower, as mortgagor, in favor of Lender, as mortgagee, encumbering the Mortgaged Property and securing this Note, as such mortgage may hereafter be modified, supplemented, extended, renewed, restated or otherwise amended.

2. Terms of Payment. If this Note is dated as of a date other than the first (1st) day of a calendar month, a payment shall be due from Borrower to Lender on the date hereof on account of all interest scheduled to accrue on the principal sum from and after the date hereof through and including the last day of the month in which this Note is made. On each Monthly Payment Date all interest scheduled to accrue on the principal sum for the related Accrual Period shall be due from Borrower to Lender. The outstanding principal balance of this Note and all interest and other sums payable under this Note and the other Loan Documents shall be due and payable on the Maturity Date (or such earlier date to which such Maturity Date may be accelerated pursuant to the terms hereof). Interest on the principal sum of this Note shall be calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate based on a 360-day year. For purposes of the timing of making payments hereunder, but not for purposes of calculating the amount of interest accrued during the related Accrual Period or due on any Monthly Payment Date or on the Maturity Date, if the Monthly Payment Date or the Maturity Date occurs on a day that is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day.

Unless payments are made in the required amount in immediately available funds at the place where this Note is payable, remittances in payment of all or any part of the Secured Indebtedness shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where this Note is payable (or any other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.

3. Prepayments. This Note may be prepaid in whole or in part at any time without penalty.

4. Default Interest. Borrower does hereby agree that upon the occurrence of an Event of Default (as hereinafter defined), Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum under this Note at a rate (the “Default Rate”) equal to (i) the Applicable Interest Rate plus five percent (5%) or (ii) the maximum interest rate that Borrower may by law pay, whichever is lower. The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Secured Indebtedness is paid in full. Interest calculated at the Default Rate shall be added to the Secured Indebtedness, and shall be deemed secured by the Mortgage. This provision, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Secured Indebtedness, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or default, and the default interest and late charges provided hereunder are reasonable estimates of those damages and do not constitute a penalty. The remedies of Lender in this Note or in the other Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender’s discretion. Time is of the essence with respect to all matters concerning or relating to this Note. Borrower agrees to pay on demand all expenses and costs of enforcement, administration and collection actually incurred or paid by Lender including, but not limited to, reasonable attorneys’ fees and disbursements of Lender, whether or not with respect to retained firms, or otherwise and whether or not any legal proceeding is commenced hereunder. The foregoing amounts shall be paid together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by the Borrower.

5. Late Charge. If any sum payable under this Note is not paid on the date on which it is due (other than the final payment of the outstanding balance of this Note at the Maturity Date), regardless of whether such failure shall constitute an Event of Default, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment, which amount shall be secured by the Mortgage.

6. Waivers. Borrower and each surety, endorser, and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive demand for payment, presentment, protest, notice of protest and non-payment, notice of intention to accelerate, any and all lack of diligence or delays in collection or enforcement of this Note, and (except as otherwise expressly provided in this Note or in the Mortgage) other notice of default or notice of acceleration, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes. To the maximum extent permitted by applicable law, Borrower further (a) waives any homestead or similar exemption; (b) waives any statute of limitation; (c) agrees that the Lender may, without impairing any future right to insist on strict and timely compliance with the terms of this Note, grant any number of extensions of time for the scheduled payments of any amounts due, and may make any other accommodation with respect to the indebtedness evidenced by this Note; (d) waives any right to require a marshaling of assets; and (e) waives the benefit of any law or rule of law intended for its advantage or protection as a debtor or providing for its release or discharge from liability under this Note, excepting only the defense of full and complete payment of all amounts due under this Note and the Loan Documents.

All payments required hereunder shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaim. No release of any security for the Secured Indebtedness or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Mortgage or any other Loan Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who is or may become liable for the payment of all or any part of the Secured Indebtedness, under this Note, the Mortgage or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Mortgage or the other Loan Documents. In addition, acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation or limited liability company, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders or members comprising, or the officers and directors or managers relating to, the corporation or limited liability company, and the term “Borrower” as used herein, shall include any alternative or successor corporation or limited liability company, but any predecessor corporation or limited liability company shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in a partnership, corporation or limited liability company which may be set forth in the Mortgage or any other Loan Document).

7. Collateral. This Note is secured by the Mortgage and proceeds of insurance policies relating to the Mortgaged Property, including without limitation, all rent interruption insurance policies.

8. No Waiver by Lender. No waiver by Lender of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

9. Events of Default. An “Event of Default” shall exist hereunder if any one or more of the following events shall occur:

(a) any default shall occur pursuant to this Note, the Mortgage or any other Loan Document which default continues beyond any notice or grace period, if any, provided therefor pursuant to this Note, the Mortgage, or other Loan Document, as applicable;

(b) Borrower shall fail or refuse to pay on the date when due any principal of, or interest upon, or any other amounts due and payable under, this Note and (except with respect to the payment failure identified in Section 9(c) below) such failure shall continue for three (3) Business Days;

(c) Borrower shall fail or refuse to pay in full on the Maturity Date the outstanding principal balance of, or interest on, or any other amounts due and payable under, this Note.

10. Lender’s Rights. Upon the occurrence of any Event of Default, the holder hereof may, at its option, declare the entire unpaid balance of principal and accrued interest on this Note to be immediately due and payable, and exercise any and all rights and remedies available to Lender, including, without limitation, the right to foreclose all liens and security interests securing payment hereof or any part hereof; provided, however, upon the occurrence of any of the Defaults described in Subsection (f) or (g) of Section 6.1 of the Mortgage, the entire unpaid balance of principal and accrued interest upon this Note shall, without any action by Lender, immediately become due and payable without demand for payment, presentment, protest, notice of protest and non-payment, or other notice of default, notice of acceleration, notice of intention to accelerate or any other notice, all of which are expressly waived by Borrower.

11. Limitation on Interest. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Secured Indebtedness, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Secured Indebtedness does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Secured Indebtedness for so long as the Secured Indebtedness is outstanding. Notwithstanding anything to the contrary contained in this Note or any of the other Loan Documents, neither the Applicable Interest Rate or the Default Rate provided hereunder shall at any time exceed the Maximum Rate. The term “Maximum Rate”, as used herein, shall mean, on any day, the highest non-usurious rate of interest (if any) permitted by applicable law on such day.

12. Collection Costs. If this Note is placed in the hands of an attorney for collection (whether or not suit or action is brought), or if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower promises to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorneys’ fees of the holder hereof, actually incurred.

13. Protection Against Taxes and Other Government Charges. In addition to, but subject to and without limitation to, the Borrower’s obligations pursuant to the Mortgage, all payments (fees, commissions, charges, costs, expenses as well as interest and amortization payments) shall be made as and when due and payable hereunder or under the other Loan Documents, free and clear of, and without deduction for, any present and future income, stamp and other taxes, levies, costs, charges and withholdings or other government charges, imposed, assessed, levied or collected by any jurisdiction or any political subdivision in respect of this Note, the Mortgage or the Loan and/or the recording, registration, notarization, or other formalization hereof.

14. WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THIS NOTE, THE MORTGAGE OR ANY OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH, OR OTHERWISE PERTAINING TO THE RELATIONSHIP OF LENDER AND BORROWER. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

15. GOVERNING LAW; JURISDICTION. THE PARTIES AGREE THAT THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED.

BORROWER HEREBY SUBMITS TO PERSONAL JURISDICTION OF COURTS OF THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED, SITTING IN THE COUNTY OF WHERE THE MORTGAGED PROPERTY IS LOCATED, AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA, FOR THE ENFORCEMENT OF BORROWER’S OBLIGATIONS HEREUNDER AND THE OTHER LOAN DOCUMENTS, AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS OF BORROWER. BORROWER HEREBY WAIVES AND AGREES NOT TO ASSERT AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS NOTE, THE MORTGAGE AND/OR ANY OF THE OTHER LOAN DOCUMENTS MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER.

16. Notices. All notices, demands or other communications hereunder shall be made in writing and shall deemed to have been properly given (i) upon delivery, if delivered in person, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, or (iv) on the first Business Day after sending a facsimile transmission if receipt is confirmed in writing by the sending facsimile machine, addressed as follows:

If to Borrower:
U.S. Advisors, LLC, as agent
600 Trancas Street, Suite 200
Napa, California 94558
Attention: Kevin S. Fitzgerald
Facsimile:

With a copy to:
Barnes & Thornburg LLP
3475 Piedmont Road, N.E.
Suite 1700
Atlanta, Georgia 30305-3327
Attention: Jennifer Moseley, Esq.
Facsimile:

If to Lender:
Independence Realty Operating Partnership, LP
Cira Centre
2929 Arch Street
17th Floor
Philadelphia, Pennsylvania 19104
Attention: Farrell Ender
Facsimile:

With a copy to:
Independence Realty Operating Partnership, LP
Cira Centre
2929 Arch Street
17th Floor
Philadelphia, Pennsylvania 19104
Attention: Jamie Reyle, Esq.
Facsimile:

or addressed as such party may from time to time, on not less than five (5) Business Day’s prior notice, designate by written notice to the other parties as provided hereunder. Either party by written notice to the other may designate additional or different addresses for subsequent notices or communications. Notice, demand or other communication given by a party’s legal counsel shall be effective as if given by such party if given in the manner provided herein.

17. Miscellaneous. (a) If any provision of this Note is held to be invalid, illegal or unenforceable in any respect, or operates, or would if enforced operate to invalidate this Note, then that provision shall be deemed null and void. Nevertheless, its nullity shall not affect the remaining provisions of this Note, which shall in no way be affected, prejudiced or disturbed.

(b) All the terms and words used in this Note, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Note or any paragraph or clause herein may require, the same as if such word had been fully and properly written in the correct number and gender.

(c) The Borrower hereby represents and warrants to the Lender that the Loan was made for commercial or business purposes, and that the funds evidenced by this Note will be used solely for such purposes.

(d) Borrower represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Mortgage and the other Loan Documents and that this Note, the Mortgage and the other Loan Documents constitute valid and binding obligations of Borrower.

(e) If this Note is lost or destroyed, the Borrower shall, at the Lender’s request, execute and return to the Lender a replacement promissory note identical to this Note, provided the Lender delivers to the Borrower an affidavit to the foregoing effect. No replacement of this Note under this Section shall result in a novation of the Borrower’s obligations under this Note.

(f) In the performance of the Borrower’s obligations under this Note, time is of the essence.

(g) BORROWER HEREBY ACKNOWLEDGES THAT INTEREST IN THIS NOTE IS TO BE CALCULATED BY LENDER ON THE BASIS OF A THREE HUNDRED SIXTY (360) DAY YEAR AND IS FULLY AWARE THAT SUCH CALCULATION MAY RESULT IN AN ACCRUAL AND/OR PAYMENT OF INTEREST IN AMOUNTS GREATER THAN CORRESPONDING INTEREST CALCULATIONS BASED ON THREE HUNDRED SIXTY-FIVE (365) DAY YEAR.

(h) THIS NOTE AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF THE BORROWER AND THE LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE LOAN AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE BORROWER AND THE LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BORROWER AND THE LENDER. THE PROVISIONS OF THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE BORROWER AND THE LENDER.

(i) All payments required hereunder shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaim. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Mortgage or the other Loan Documents. In addition, acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default. The agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders or members comprising, or the officers and directors or managers relating to, the corporation or limited liability company which is the Borrower, and the term “Borrower” as used herein, shall include any alternative or successor corporation or limited liability company, but any predecessor corporation or limited liability company shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests which may be set forth in the Mortgage or any other Loan Document.).

(j) The terms, covenants and conditions hereof shall inure to the benefit of Lender and shall be binding upon Borrower, and their respective successors and assigns. Whenever used, the singular shall include the plural, the plural shall include the singular, and the words “Lender” and “Borrower” shall include their respective successors, assigns, heirs, executors and administrators.

(k) This Note may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

[Signature page follows]In witness whereof, Borrower, by its authorized officer(s), has executed this Note as of the day and year first above written.

BORROWER:

USA CARRINGTON PARK 1, LLC
USA CARRINGTON PARK 2, LLC, USA CARRINGTON PARK 3, LLC
USA CARRINGTON PARK 4, LLC, USA CARRINGTON PARK 5, LLC
USA CARRINGTON PARK 6, LLC, USA CARRINGTON PARK 7, LLC
USA CARRINGTON PARK 8, LLC, USA CARRINGTON PARK 9, LLC
USA CARRINGTON PARK 10, LLC, USA CARRINGTON PARK 11, LLC
USA CARRINGTON PARK 12, LLC, USA CARRINGTON PARK 13, LLC
USA CARRINGTON PARK 14, LLC, USA CARRINGTON PARK 15, LLC
USA CARRINGTON PARK 16, LLC, USA CARRINGTON PARK 17, LLC
USA CARRINGTON PARK 18, LLC, USA CARRINGTON PARK 19, LLC
USA CARRINGTON PARK 20, LLC, USA CARRINGTON PARK 21, LLC
USA CARRINGTON PARK 22, LLC, USA CARRINGTON PARK 23, LLC, each being a Delaware limited liability company collectively comprising Borrower

By:	/s/ Kevin S. Fitzgerald

Name:	Kevin S. Fitzgerald

Title: Vice President of each Delaware limited liability company collectively comprising Borrower